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                                                                    EXHIBIT 99.2



EXPLANATION FOR AMENDMENT TO FORM 4 FILED BY BERNARD C. SHERMAN

The Amended Form 4 is being filed to correct the failure to report the number of shares listed in column 5 "Amount of Securities Beneficially Owned Following Reported Transaction(s)" as adjusted for the 3-2 stock split, effective
March 17, 2003, declared by Barr Laboratories, Inc.